EX 99.28(h)(96)

Amendment To Transfer Agency Agreement
Between JNL Series Trust and Jackson National Asset Management, LLC

This Amendment is made as of this 30th day of April 2012, by and between JNL Series Trust, a Massachusetts business trust (“Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Trust and JNAM entered into a Transfer Agency Agreement (“Agreement”) dated January 31, 2001.

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds (“Funds”) of the Trust and the owners of record thereof.

Whereas, the parties have agreed to amend Schedule A of the Agreement to add the following new funds (“New Funds”) and to amend the following fund names (“Fund Name Changes”):

New Funds:

1) JNL/American Funds Balanced Allocation Fund;
2) JNL/American Funds Growth Allocation Fund;
3) JNL/Mellon Capital Management Dow Jones U.S. Contrarian Opportunities Index Fund;
4) JNL/Morgan Stanley Mid Cap Growth Fund; and
5) JNL/Neuberger Berman Strategic Income Fund.

Fund Name Changes:

1) JNL/Capital Guardian U.S. Growth Equity Fund to: JNL/UBS U.S. Growth Equity Fund; and
2) JNL/Eagle Core Equity Fund to: JNL/DFA U.S. Core Equity Fund.

Now Therefore, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 30, 2012, attached hereto.

2.	This Amendment may be executed in two or more counterparts, which together shall constitute one document.

In Witness Whereof, the parties have caused this Amendment to be executed as of November 23, 2011, effective as of April 30, 2012.

Attest:	JNL Series Trust

/s/ Kristen K. Leeman	By: /s/ Susan S. Rhee
Kristen K. Leeman	Name: Susan S. Rhee
Title: Vice President, Counsel, and Secretary

Attest:	Jackson National Asset Management, LLC

/s/ Kristen K. Leeman	By: /s/ Mark D. Nerud
Kristen K. Leeman	Name: Mark D. Nerud
Title: President and CEO

Schedule A
April 30, 2012

Funds
JNL/American Funds Balanced Allocation Fund
JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth Allocation Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Commodity Securities Fund
JNL/BlackRock Global Allocation Fund
JNL/Brookfield Global Infrastructure Fund
JNL/Capital Guardian Global Diversified Research Fund
JNL/Capital Guardian Global Balanced Fund
JNL/DFA U.S. Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs U.S. Equity Flex Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Institutional Alt 65 Fund
JNL/Invesco International Growth Fund
JNL/Invesco Large Cap Growth Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco Small Cap Growth Fund
JNL/Ivy Asset Strategy Fund
JNL/JPMorgan International Value Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Lazard Mid Cap Equity Fund
JNL/M&G Global Basics Fund
JNL/M&G Global Leaders Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management Dow Jones U.S. Contrarian Opportunities Index Fund
JNL/Mellon Capital Management Emerging Markets Index Fund
JNL/Mellon Capital Management European 30 Fund
JNL/Mellon Capital Management Global Alpha Fund
JNL/Mellon Capital Management Index 5 Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Pacific Rim 30 Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management 10 x 10 Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Morgan Stanley Mid Cap Growth Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/Oppenheimer Global Growth Fund
JNL/PAM Asia ex-Japan Fund
JNL/PAM China-India Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Value Equity Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/WMC Balanced Fund
JNL/WMC Money Market Fund
JNL/WMC Value Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P 4 Fund
JNL/UBS U.S. Growth Equity Fund
JNL Disciplined Moderate Fund
JNL Disciplined Moderate Growth Fund
JNL Disciplined Growth Fund